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                                                            EXHIBIT 10.8.2


                              CUSIP No. 892782 AA1

                     Forms of Bond, Guarantee and Trustee's
                           Authentication Certificate

$ 10,515,000.00                                                        No. 1


                      UNITED STATES GOVERNMENT GUARANTEED
                        SHIP FINANCING BOND, 1997 SERIES

                 7.07% Sinking Fund Bond Due September 30, 2022

                                   Issued by

                              TRAILER BRIDGE, INC.

         Principal and interest guaranteed under Title XI of the Merchant Marine Act, 1936, as amended.

         Trailer Bridge, Inc., a Delaware corporation (herein called the "Shipowner"), FOR VALUE RECEIVED, promises to pay to Pitney Bowes Credit Corporation or registered assigns, the principal sum of TEN MILLION FIVE HUNDRED FIFTEEN THOUSAND AND NO/100 DOLLARS ($10,515,000.00) on September 30, 2022, and to pay interest semiannually on March 30 and September 30 of each year, commencing September 30, 1997, on the unpaid principal amount of this Bond at the rate of 7.07% per annum (calculated on the basis of a 360-day year of twelve 30-day months) from the interest payment date referred to above next preceding the date of this Bond to which interest on the Bonds has been paid (unless the date hereof is the date to which interest on the Bonds has been paid, in which case from the date of this Bond), or if no interest has been paid on the Bonds since the original issue date (as defined in the Indenture hereinafter mentioned) of this Bond, from such original issue date, until payment of said principal sum has been made or duly provided for, and at the same rate per annum on any overdue principal.

         The principal of and the interest on this Bond, as well as any premium hereon in case of certain redemptions hereof prior to maturity, are payable to the registered owner hereof at the Corporate Trust Office of State Street Bank and Trust Company, a Massachusetts trust company, as Indenture Trustee (together with its successors, the "Indenture Trustee") or at the offices or agencies which may be maintained from time to time by the Shipowner for such purposes in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts therein; provided that, interest may be paid at the option of the Shipowner by check mailed to the address of the registered owner hereof as such address


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shall appear on the Obligation Register of said Indenture Trustee, and provided further, that the Shipowner and the registered owner hereof may enter into other arrangements as to payment in accordance with the Special Provisions of the Indenture (as defined below).

         This Bond is one of an issue of bonds of the Shipowner of $10,515,000 aggregate principal amount of sinking fund bonds, designated as its "United States Government Guaranteed Ship Financing Bonds, 1997 Series", all issued under a Trust Indenture dated as of June 23, 1997 (said Trust Indenture, as the same may be amended, modified or supplemented from time to time as permitted thereunder, herein called the "Indenture"), between the Shipowner and the Indenture Trustee to aid in financing the cost of the construction by the Shipowner of the Vessels (as defined in the Indenture). Reference is hereby made to the Indenture for definition of certain terms used herein and a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Shipowner and the Indenture Trustee and the rights and limitations of rights of the Holders of the Bonds.

         In accordance with the terms of an Authorization Agreement, dated as of June 23, 1997 (herein the "Authorization Agreement"), between the United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator (herein called the "Secretary"), and the Indenture Trustee, and by endorsement of the guarantee of the United States of America (herein collectively called the "Guarantees") on each of the Bonds and the authentication and delivery of the Guarantees by the Indenture Trustee, all pursuant to Title XI of the Merchant Marine Act, 1936, as amended, and in effect on June 23, 1997 (herein called the "Act"), the Bonds are guaranteed by the United States of America as provided in the Authorization Agreement and in the Guarantees endorsed thereon. Reference is hereby made to the Authorization Agreement for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Secretary and the Indenture Trustee and the rights and limitations of rights of the Holders of the Bonds.

         Section 1103(d) of Title XI of the Act provides that:

                       "The full faith and credit of the United States is pledged to the payment of all guarantees made under this title with respect to both principal and interest, including interest, as may be provided for in the guarantee, accruing between the date of default under a guaranteed obligation and the payment in full of the guarantee."

         If an Indenture Default (defined in Section 6.01 of Exhibit 1 to the Indenture as a Payment Default, or the giving of a Secretary's Notice) shall have occurred and be continuing, the Indenture Trustee, as provided in the Indenture shall, not later than 60 days from the date of such Indenture Default, demand payment by the Secretary of the Guarantees, whereupon the entire unpaid principal amount of the Outstanding Bonds and all unpaid interest thereon shall become due and payable on the first to occur of the date which is 30 days from the date of such demand or the date on which the Secretary pays the Guarantees. If no demand for payment of the



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Guarantees shall have been made by the Indenture Trustee on or before the 30th day following an Indenture Default, the Holder of any Outstanding Bond may, in the manner provided in the Indenture, make such demand in place of the Indenture Trustee. In the event of an Indenture Default of which the Secretary has actual knowledge, the Secretary, as provided in the Authorization Agreement, will publish notice in the Authorized Newspapers, which shall include The Wall Street Journal (all editions) and The Journal of Commerce, of the occurrence of such Indenture Default within 30 days from the date of such Indenture Default, unless demand for payment under the Guarantees shall previously have been made by the Indenture Trustee, but any failure to publish such notice or any defect therein shall not affect in any way any rights of the Indenture Trustee or any Holder of a Bond with respect to such Indenture Default.

         Within 30 days from the date of any demand for payment of the Guarantees, the Secretary shall pay to the Indenture Trustee, as agent and attorney-in-fact for the Holders of the Outstanding Bonds (including this Bond), all the unpaid interest to the date of such payment on, and the unpaid balance of the principal of such Bonds in full, in cash; provided that, in the case of a demand made as a result of a Payment Default, the Secretary shall not be required to make any such payment if within such 30-day period (and prior to any payment of the Guarantees by the Secretary), the Secretary finds either that there was no Payment Default, or that such Payment Default was remedied prior to the demand for payment of the Guarantees, in which event the Guarantees shall continue in full force and effect.

         The Holder of this Bond, by the purchase and acceptance hereof, hereby irrevocably appoints the Indenture Trustee and each other Holder of any Outstanding Bond as agent and attorney-in-fact for the purpose of making any demand for payment of the Guarantees, and (in the case of the Indenture Trustee) of receiving and distributing such payment; provided that, no action or failure to act by the Indenture Trustee shall affect the right of the Holder of this Bond to take any action whatsoever permitted by law and not in violation of the terms of this Bond or of the Indenture.

         In the event of (a) a default, continued for 25 days, in the payment of the principal of or interest on the Bonds (including this Bond) when due, or
(b) any default under the security agreement, the mortgage or any loan agreement relating to the Obligations between the Secretary, the Shipowner and any other parties, the Secretary shall have the right to and may, in its sole discretion by written notice given to the Indenture Trustee on or after said 25-day period or after such default but prior to receipt by the Secretary of a demand in accordance with the Indenture for payment under the Guarantees, assume all of the rights and obligations of the Shipowner under the Indenture and the Bonds, and if such default relates to the payment of the principal of and interest on the Bonds, make all payments then in default under the Bonds.

         Any amount payable by the Secretary under the Guarantees shall not be subject to any claim or defense of the United States of America, the Secretary, or others, whether by way of counterclaim, set-off, reduction or otherwise. Further, the Holder of this Bond shall have no right, title or interest in any collateral or security given by the Shipowner to the Secretary.



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         After payment of the Guarantees by the Secretary to the Indenture
Trustee, this Bond (1) if it has not then been surrendered for cancellation or canceled, shall represent only the right to receive payment in cash of an amount (less the amount, if any, required to be withheld with respect to transfer or other taxes on payments to the Holder of this Bond) equal to the unpaid principal amount hereof and the unpaid interest accrued hereon to the date on which the Secretary shall have paid the Guarantees in full in cash to the Indenture Trustee, (2) shall otherwise no longer constitute or represent an obligation of the Shipowner, and (3) shall not be entitled to any other rights or benefits provided in the Indenture, subject to Section 6.08 of the Indenture.

         The Bonds (including this Bond) may be redeemed upon the terms and conditions provided in the Indenture, in whole (but not in part), at the option of the Shipowner, at any time upon at least 30 and not more than 60 days prior notice given as provided in the Indenture, at a Redemption Price equal to 100% of the principal amount thereof plus the Redemption Premium plus interest accrued thereon to the date of redemption; provided that, no such redemption shall be made prior to March 30, 2008, directly or indirectly, with the proceeds of, or in anticipation of, borrowing by or for the account of the Shipowner if such borrowing has an effective interest cost (calculated in accordance with generally accepted financial practice) of less than the rate borne by the Bonds.

         "Redemption Premium" applicable in respect of any redemption of the Bonds pursuant to Article Third (c) of the Indenture shall mean the greater of
(a) zero and (b) the excess of:

     (i) the sum of the respective present values as of the date such Redemption Premium becomes due and payable of: (A) the pro rata portion of each payment of a scheduled installment of principal that would have been required to be made with respect to the principal amount of the Bonds being redeemed (the "Prepaid Principal") during the remaining term to maturity of the Bonds, (B) without duplication, the pro rata portion of the payment of the principal balance that would have been required to be made at final maturity of the Bonds with respect to such Prepaid Principal, and (C) each payment of interest that would have been required to be paid during the remaining term to maturity of the Bonds with respect to such Prepaid Principal determined, in the case of each such required principal payment prior to maturity, principal payment at final maturity and interest payment, by discounting the amount thereof (on a semiannual basis) from the date fixed therefor back to the date such Redemption Premium becomes due and payable at the Reference Rate (as hereinafter defined) (assuming for such purpose that all such payments were made when due pursuant to the terms of the Bonds and the Indenture, and that no other payment with respect to such Prepaid Principal was made) over

    (ii) the amount of such Prepaid Principal.

         "Reference Rate" applicable in respect of any Bond shall mean a per annum rate equal to



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         the annual yield for United States Treasury securities having a term to maturity equal to the remaining weighted average life to maturity (calculated in accordance with customary United States investment banking practices) of the Bonds as such annual yield is determined by reference to Federal Reserve Statistical Release H.15 (519) ("Release H.15") published most recently prior to the third Business Day preceding the date such amount becomes due and payable, or if Release
         H.15 is no longer published, such annual yield as determined, at the expense of the Shipowner, by such other publication or source of information selected by the Shipowner and acceptable to the Indenture Trustee and all Holders, provided that, if there shall be no actual United States Treasury security having a term to maturity equal to the remaining weighted average life to maturity of the Bonds, the annual yield for a United States Treasury security deemed to have such a term to maturity shall be linearly interpolated on a basis consistent with the actual yields of other United States Treasury securities as determined by reference to Release H.15, or (if Release H.15 is no longer published) as determined at the expense of the Shipowner by such other publication or source of information.

         The Bonds (including this Bond) are also subject to redemption, upon the terms and conditions provided in the Indenture and upon like notice, through the operation of a mandatory sinking fund providing for the redemption on March 30, 1998, and on each September 30 and March 30 thereafter to and including September 30, 2022, at 100% of the principal amount thereof plus interest accrued thereon to such date, of a principal amount of such Bonds equal to $210,300 and on September 30, 2022, the entire unpaid principal amount of the Outstanding Bonds shall be paid in full, together with all interest accrued thereon to such date, provided that, notwithstanding the foregoing provisions of this paragraph, in case the principal amount of Outstanding Bonds shall be reduced by reason of any redemption described in the next succeeding paragraph, the principal amount of Bonds to be redeemed through the operation of the mandatory sinking fund on each subsequent mandatory sinking fund redemption date shall be subject to reduction as provided in the Indenture. In lieu of making all or any part of any such mandatory sinking fund redemption, the Shipowner may, at its option, receive credit for Bonds (not previously so credited or applied to reduce the amount of Bonds outstanding) (i) redeemed pursuant to the optional redemption at a premium referred to above, or (ii) purchased or acquired by the Shipowner other than by redemption. Bonds so credited shall be credited by the Indenture Trustee at 100% of the principal amount thereof.

         The Bonds (including this Bond) are also subject to redemption, upon the terms and conditions provided in the Indenture, in whole or in part, at 100% of the principal amount thereof, plus interest accrued thereon to the date of redemption, upon at least 30 and not more than 60 days prior notice (a) in the event that Bonds must be redeemed so that the principal amount of all Obligations Outstanding after such redemption will not exceed 87 1/2% of the Depreciated Actual Cost or Actual Cost, as the case may be, of the Vessels, as determined by the Secretary, (b) in the event of an actual, constructive, agreed or compromised total loss of, or requisition of title to, or seizure or forfeiture of, a Vessel or Vessels, (c) in the event of termination of a contract relating to the construction of a Vessel, or (d) in the event that, after an



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assumption by the Secretary of the Bonds, a purchaser of a Vessel or Vessels from the Secretary does not assume all the rights and obligations of the Shipowner under the Indenture relating to such Vessel or Vessels.

         The Bonds (including this Bond) may also be redeemed upon the terms and conditions provided in the Indenture, in whole or in part, at the option of the Secretary, at any time following an assumption of the Bonds and the Indenture by the Secretary and prior to any sale of a Vessel or Vessels to a purchaser which assumes the Shipowner's rights and obligations under the Bonds and the Indenture, upon at least 30 and not more than 60 days prior notice given as provided in the Indenture, at a Redemption Price equal to 100% of the principal amount to be redeemed, plus interest accrued to the date fixed for redemption.

         Any optional redemption shall be subject to the receipt of the redemption moneys by the Indenture Trustee or any Paying Agent. Bonds called for redemption shall (unless the Shipowner shall default in the payment of such Bonds at the applicable Redemption Price plus accrued interest) cease to bear interest on and after the date fixed for redemption.

         As provided in the Indenture and to the extent permitted thereby, compliance by the Shipowner with any of the terms of the Indenture may be waived, and the Indenture and the rights and obligations of the Shipowner, and the rights of the Holders of the Bonds (including this Bond) thereunder may be modified, at any time with the prior consent of the Secretary, and except as otherwise expressly provided in the Indenture, the consent of the Holders of at least 60% in principal amount of the Outstanding Bonds affected thereby in the manner and subject to the limitations set forth in the Indenture; provided that, no such waiver or modification shall (1) without the consent of the Holder of each Bond affected thereby: (a) change the Stated Maturity or reduce the principal amount of any Bond, (b) extend the time of payment of, or reduce the rate of, interest thereon, (c) change the due date of or reduce the amount of any sinking fund payment, (d) reduce any premium payable upon the redemption thereof, or (e) change the coin or currency in which any Bond or the interest thereon is payable; or (2) without the consent of all Holders of Bonds: (a) terminate or modify any of the Guarantees or the obligations of the United States of America thereunder, (b) reduce the amount of any of the Guarantees,
(c) eliminate, modify or condition the duties of the Indenture Trustee to demand payment of the Guarantees, (d) eliminate or reduce the eligibility requirements of the Indenture Trustee, or (e) reduce the percentage of principal amount of Bonds the consent of whose Holders is required for any such modification or waiver.

         The Indenture provides that the Bonds (including this Bond) shall no longer be entitled to any benefit provided therein if the Bonds shall have become due and payable at Maturity (whether by redemption or otherwise) and funds sufficient for the payment thereof (including interest to the date fixed for such payment, together with any premium thereon) and available for such payment (1) shall be held by the Indenture Trustee or any Paying Agent, or (2) shall have been so held and shall thereafter have been paid to the Shipowner after having been unclaimed for 6 years after the date of maturity thereof (whether by redemption or otherwise) or the date of



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payment of the Guarantees, except for the right (if any), of the Holder to receive payment from the Shipowner of any amounts paid to the Shipowner as provided in (2) above with respect to this Bond, all subject to the provisions of Section 6.08 of Exhibit 1 to the Indenture.

         The transfer of this Bond may be registered by the registered Holder or by his duly authorized attorney, at the Corporate Trust Office of the Indenture Trustee, upon surrender or cancellation of this Bond, accompanied by an instrument of transfer in form satisfactory to the Shipowner and the Indenture Trustee, duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon a new, fully registered Bond or Bonds of like series and maturity for the same aggregate principal amount will be issued to the transferee in exchange therefor, each in the principal amount of $1,000 or any integral multiple thereof, subject to the provisions of the Indenture. The Indenture provides that the Shipowner shall not be required to make transfers or exchanges of (1) Bonds for a period of 15 days immediately prior to an Interest Payment Date, (2) Bonds after demand for payment of the Guarantees and prior to payment thereof or rescission of such demand as provided in Section 6.02(a) of Exhibit 1 to the Indenture, or (3) any Bond which has been selected for redemption in whole or in part.

         The Shipowner, the Secretary, the Indenture Trustee and any office or agency for the payment of Bonds may deem and treat the person in whose name this Bond is registered as the absolute owner thereof for all purposes, and neither the Shipowner, the Secretary, the Indenture Trustee, nor any such office or agency shall be affected by any notice to the contrary, whether this Bond shall be past due or not.

         No recourse shall be had for the payment of principal of, or the interest or premium (if any) on, this Bond, or for any claim based hereon or on the Indenture, against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Shipowner or of any successor corporation, as such, either directly or through the Shipowner or any such successor corporation, under any constitution, statute or rule of law or by the enforcement of any assessment, or otherwise, all such liability being expressly waived and released by the acceptance of this Bond and by the terms of the Indenture.

         Neither this Bond nor the Guarantee endorsed hereon shall be valid or become obligatory for any purpose until the Indenture Trustee shall have fully signed the authentication certificate endorsed hereon.



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         IN WITNESS WHEREOF, the Shipowner has caused this Bond to be duly executed by the manual or facsimile signatures of its duly authorized officers under its corporate seal or facsimile thereof.

Dated as of June 23, 1997                             TRAILER BRIDGE, INC.

(SEAL)

                                                      BY: John McCown
                                                          -----------
                                                          Chairman

Attest:



William G. Gotimer, Jr.
-----------------------



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                   GUARANTEE OF THE UNITED STATES OF AMERICA

         The United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator, pursuant to Title XI of the Merchant Marine Act, 1936, as amended, hereby guarantees to the holder of the within Bond, upon demand of the holder or his agent, payment of the unpaid interest on, and the unpaid balance of the principal of, such Bond, including interest accruing between the date of default under such Bond and the payment in full of this Guarantee. The full faith and credit of the United States of America is pledged to the payment of this Guarantee. The validity of this Guarantee is incontestable in the hands of any holder of such Bond. Payment of this Guarantee will be made in accordance with the provisions of such Bond.

                                                    UNITED STATES OF AMERICA
                                                    SECRETARY OF TRANSPORTATION

(SEAL OF THE DEPARTMENT
     OF TRANSPORTATION)

                                                     BY: A. J. Herberyer
                                                         ---------------
                                                         Maritime Administrator

                      TRUSTEE'S AUTHENTICATION CERTIFICATE

         This is one of the Bonds described in the Indenture and the foregoing Guarantee is one of the Guarantees described in the Authorization Agreement.

                                                     STATE STREET BANK AND
                                                     TRUST COMPANY, Indenture
                                                     Trustee

                                                     By: Gerald Wheeler
                                                         --------------
                                                         Authorized Officer



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                                    PAYMENTS ON ACCOUNT OF PRINCIPAL

                      Amount of                  Balance of           Authorized
Payment Date          Principal Paid             Principal Unpaid     Signature



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